                                                                       EXHIBIT A


                           SHARE EXCHANGE AGREEMENT

     THIS AGREEMENT EXCHANGE AGREEMENT ("Agreement") is made as of this 29th day
                                                                        ----
of July, 1996, by, between and among CAMPBELL CAPITAL CORP., a Delaware
   ----
corporation ("Campbell"), INTERNATIONAL ASSET MANAGEMENT GROUP, INC., a Delaware corporation ("IAMG"), DENTAL PRACTICE ADMINISTRATIONS, INC., a Florida corporation ("DPA"), and each of those persons listed on Schedule "A" attached hereto who executes a Counterpart Signature Page to this Agreement, such persons being all of the shareholders of DPA and persons who have otherwise made an investment in or provided services to DPA ("DPA Investors").

                                   RECITALS:
                                   --------

     A.   IAMG is the principal shareholder of Campbell.

     B. All of the parties hereto propose that Campbell acquire 100% of the outstanding common stock of DPA and other investment interests in DPA from the DPA Investors in exchange for 4,370,000 shares of Campbell's outstanding common stock plus 1,820,000 warrants to purchase Campbell common stock currently held by IAMG, upon the terms and subject to the conditions contained herein.

                                  AGREEMENT:
                                  ---------

     IN CONSIDERATION of the foregoing premises and the mutual covenants set forth below, the parties hereto agree as follows:

     1.   PURCHASE, SALE, AND DISTRIBUTION OF SHARES.
          ------------------------------------------

     Subject to the terms and conditions set forth herein, on the Closing Date (as defined in Section 2.1):

          1.1 The DPA Investors shall acquire from IAMG, and IAMG shall transfer to the DPA Investors, 4,370,000 shares of issued and outstanding common stock, $.001 par value per share, of Campbell (the "Common Stock") and warrants to purchase 1,820,000 shares of Campbell common stock (the "Warrants"), free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances whatsoever. The Common Stock and the Warrants shall be transferred to the DPA Investors in the amounts set forth following the name of each investor on Schedule "A" attached hereto.

          1.2 In consideration for the acquisition by the DPA Investors from IMAG of the Common Stock and Warrants, the DPA Investors shall transfer to Campbell all of the issued and outstanding common stock of DPA, and any and all other debt or equity interests in DPA which the DPA Investors may hold, free and clear of any and all liens, charges, security interests, pledges or encumbrances whatsoever.

     2.   CLOSING
          -------

          2.1  General. The Closing of the transactions contemplated hereby (the
               -------
"Closing") shall take place at offices of Akerman, Senterfitt & Eidson, P.A., One S.E 3rd Avenue, Miami, Florida, within five (5) days after execution of this Agreement by all parties hereto and the satisfaction of all conditions of closing set forth in sections 8 and 9 hereof (the "Closing Date").

          2.2  Transactions At Closing.  At the Closing :
               -----------------------

               2.2.1 IAMG shall, deliver or cause to be delivered to the DPA Investors certificates representing the Common Stock and the Warrants, in the amounts set forth on Schedule "A" attached hereto, together with duly endorsed stock powers sufficient to vest in the DPA Investors indefeasible title to the Common Stock and the Warrants, free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever.

               2.2.2 The DPA Investors shall deliver to Campbell certificates representing all of the issued and outstanding common stock of DPA, together with duly endorsed stock powers sufficient to vest in Campbell indefeasible title to the shares of DPA common stock, free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever. Simultaneously, the DPA Investors shall deliver to Campbell all evidence of indebtedness of DPA to such DPA Investors, and all such indebtedness shall be deemed to be satisfied and canceled.

          2.3  Possession Of Dpa's Business And Assets.  Campbell shall be
               ---------------------------------------
entitled to immediate and complete possession of all of the business and assets of DPA as of 12.01 a.m. on the day following the Closing Date.

     3.  REPRESENTATION AND WARRANTIES OF IAMG.
         -------------------------------------

     IAMG represents and warrants to DPA and the DPA Investors as follows:

          3.1  Organization and Standing.  IMAG is a corporation duly organized,
               -------------------------
validly existing and in good standing under the laws of Delaware.

          3.2  Authority.  IMAG has full power and authority to execute, deliver
               ---------
and perform this Agreement in accordance with its terms. IMAG has taken all corporate actions necessary for it to execute, deliver and perform this Agreement, and this Agreement constitutes a valid and binding obligation of IMAG, enforceable in accordance with its terms.

          3.3  No Violation.  The execution, delivery and performance of this
               ------------
Agreement by IMAG will not violate IMAG's articles of incorporation, by-laws, or any provision of law, ordinance regulation or order, judgment or decree of any court or governmental authority, or conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, contract or instrument to which IMAG is a party or by which it is bound.

          3.4  Title to Common Stock and Warrants.  IMAG owns, of record and
               ----------------------------------
beneficially, all of the right, title interest in and to the shares of Common Stock and the Warrants which are being transferred hereby, free and clear of all claims, mortgages, liens, charges, security interests, pledges or encumbrances of any nature whatsoever, and there are no voting trusts, voting agreements, buy-sell agreements or similar understandings applicable to the Common Stock or Warrants. At the Closing, the DPA Investors shall acquire good and valid title to the Common Stock and the Warrants, free and clear of all claims, mortgages, liens, charges, security interests, pledges or encumbrances of any nature whatsoever.

          3.5  Brokers.  No agent, broker, person, or firm acting on behalf of,
               -------
or under authority of, IMAG is or will be entitled to any commission or broker's fee from any of the parties hereto in connection with any of the transactions contemplated hereby.

     4.   REPRESENTATIONS AND WARRANTIES OF CAMPBELL.
          ------------------------------------------

Campbell represents and warrants to DPA and the DPA Investors as follows:

          4.1  Organization And Standing.  Campbell is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of Delaware.

          4.2  Authority.  Campbell has full power and authority to execute and
               ---------
perform this Agreement in Accordance with its terms.

Campbell has taken all corporate actions necessary for it to execute, deliver and perform this Agreement, and this Agreement constitutes a valid and binding obligation of Campbell, enforceable in accordance with its terms.

          4.3  No Violation. The execution, delivery and performance of this
               ------------
Agreement by Campbell will not violate Campbell's Articles of Incorporation, by-laws or any provision of law, ordinance, regulation or order, judgment or decree of any court or governmental authority, or conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, contract or instrument to which Campbell is a party or by which it is bound.

          4.4  Capitalization Of Campbell. As of the date hereof, the authorized
               --------------------------
capital stock of Campbell consists of 25,000,000 shares of common stock, par value $.001 per share, of which 5,500,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding. All of the issued and outstanding shares of common stock are duly and validly issued, fully paid and nonassessable. There are also warrants to purchase 5,500,000 shares of common stock issued and outstanding as of the date hereof. Other than the above-referenced warrants, Campbell has no commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person the right to acquire from Campbell, any shares of its capital stock.

          4.5  Investment Intent.
               -----------------

               4.5.1 Campbell is acquiring all of the outstanding common stock of DPA pursuant to this Agreement for its own account, without a view to, or in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of such shares.

               4.5.2 Campbell is a sophisticated investor and is capable of evaluating the merits and risks of the acquisition of shares of DPA common stock.

               4.5.3 Campbell has been furnished or otherwise obtained all information necessary to enable it to evaluate the merits and risks of the acquisition of shares of DPA common stock, including but not limited to DPA's consolidated financial statements for the period October 12, 1995 (date of inception) to March 31, 1996.

          4.6  Brokers. No agent, broker, person or firm acting on behalf of, or
               -------
under authority of, Campbell is or will be entitled to any commission or broker's fees from any of the parties hereto in connection with any of the transactions contemplated hereby.

     5.   REPRESENTATIONS AND WARRANTIES OF DPA AND THE DPA INVESTORS
          -----------------------------------------------------------

     DPA and each of the DPA Investors, jointly and severally, represent and warrant to IAMG and to Campbell as follows:

          5.1  Organization and Standing. DPA is a corporation, duly organized,
               -------------------------
validly existing and in good standing under the laws of Florida.

          5.2  Authority. DPA and each DPA Investors has full power and
               ---------
authority to execute, deliver and preform this Agreement in accordance with its terms. DPA, and each DPA Investor which is a corporation, have taken all corporate actions necessary to execute, deliver and preform this Agreement, and this Agreement constitutes a valid and binding obligation of DPA and of each DPA Investor, enforceable in accordance with its terms.

          5.3  No Violation. The execution, delivery and performance of this
               ------------
Agreement by DPA and the DPA Investors will not violate DPA's Articles of Incorporation, or any provisions of law, ordinance, regulation or order, judgment or decree of any court or governmental authority, or conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, contract or instrument to which DPA or the DPA Investors are parties or by which any of them is bound.

          5.4  Capitalization of DPA. As of the date hereof, the authorized
               ---------------------
capital stock of DPA consists of 100 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding, and held by one or more of the DPA Investors. All of the issued and outstanding shares of DPA common stock are duly and validly issued, fully paid and nonassessable. As of the date hereof, DPA has no commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person the right to acquire from DPA, any shares of capital stock. Other than trade debt incurred in the ordinary course of its business, DPA has no outstanding indebtedness to any persons other than the DPA Investors, which indebtedness will be canceled as of the Closing, and each DPA Investor to which DPA is indebted hereby agrees to release DPA from any and all obligations arising from or out of such indebtedness, effective as of the Closing of this Agreement.

          5.5  Title to DPA Shares. The DPA Investors own, of record and
               -------------------
beneficially, all of the right, title and interest in and to all of the issued and outstanding shares of DPA common stock, free and clear of all claims, mortgages, liens, charges, security interests, pledges or encumbrances of any nature whatsoever, and there are no voting trusts, voting agreements, buy-sell agreements or similar understandings applicable to the common stock of DPA. At the Closing, Campbell shall acquire good and valid title to all of the issued and outstanding Common Stock of DPA, free and clear of all claims, mortgages, liens, charges, security interests, pledges or encumbrances of any nature whatsoever.

          5.6  Investment Intent.
               -----------------

               5.6.1 The DPA Investors are acquiring the Common Stock and Warrants from IAMG pursuant to this Agreement for their own respective accounts, without a view to, or in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of such Common Stock or Warrants.

               5.6.2 Each of the DPA Investors is a sophisticated investor and is capable of evaluating the merits and risks of the acquisition of the Common Stock and Warrants.

               5.6.3 Each of the DPA Investors, or their respective representatives, have been furnished or otherwise obtained all information necessary to enable them to evaluate the merits and risks of the acquisition of the Common Stock and Warrants, including but not limited to Campbell's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995, and Campbell's Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 1995 and March 31, 1996.

               5.6.4 The DPA Investors acknowledge and agree that the Common Stock and Warrants and the common stock issuable upon exercise of the Warrants may not be transferred unless a registration statement with respect to the transfer of such securities shall be then effective under the Securities Act of 1933 (the "Act"), or pursuant to an applicable exemption from registration under the Act.

          5.7  Brokers.   No agent, broker, person or firm acting on behalf of,
               -------
or under authority of DPA or any DPA Investor is or will be entitled to any commission or broker's fees from any of the parties hereto in connection with any of the transactions contemplated hereby.

     6.   COVENANTS AND AGREEMENTS OF CAMPBELL
          ------------------------------------

     Campbell covenants and agrees with the DPA Investors that, promptly following the Closing Date, Campbell shall take the following actions:

          6.1  Name Change. Campbell shall take such corporate actions as may
               -----------
be required to amend its articles of incorporation to change its corporate name to "Dental Services of America, Inc.", and shall apply to NASDAQ for a new trading symbol.

          6.2  Registration Statement.  Campbell shall use its best efforts to
               ----------------------
cause to be filed with the U.S. Securities Exchange Commission a registration statement on Form SB-2 registering shares of Campbell common stock issuable upon exercise of outstanding warrants and shares of Campbell common stock which have been issued upon the prior exercise of warrants.

     7.   COVENANTS AND AGREEMENTS OF DPA
          -------------------------------

          7.1  Conduct of Business Before Closing.  Between the date hereof and
               ----------------------------------
the Closing Date, DPA (a) will conduct its business in the ordinary course, (b) will not enter into any material contracts or incur any material obligations or liabilities otherwise than in the ordinary course of business, and (c) will not distribute any of its assets to the DPA Investors.

     8.   CONDITIONS OF OBLIGATIONS OF IAMG AND CAMPBELL TO CLOSE
          -------------------------------------------------------

     In addition to any other conditions contained in this Agreement, the obligations of IAMG and Campbell to consummate the Closing under this Agreement are subject to the satisfaction of the following conditions, at or prior to Closing.

          8.1  Correctness of Representations and Warranties: Performance of
               -------------------------------------------------------------
Covenants.  All representations and warranties of DPA and the DPA Investors
- ---------
contained in this Agreement shall be true and correct in all material respects on the Closing Date, and all covenants and agreements of DPA contained in this Agreement which are required to be performed on or before the Closing Date shall have been performed.

          8.2  Payment of Purchase Price: Instruments of Assignment. As part of
               ----------------------------------------------------
the Closing, Campbell shall have received stock certificates and duly executed stock powers from the DPA

Investor in such form as is necessary and sufficient to transfer to Campbell 100% of the issued and outstanding capital stock of DPA.

          8.3  Legal Action.  There shall not be pending or threatened any legal
               ------------
proceeding filed by any party seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages with respect thereto.

     9.   CONDITIONS OF OBLIGATIONS OF DPA AND DPA INVESTORS TO CLOSE.
          -----------------------------------------------------------

     In addition to any other conditions contained in this Agreement, the obligations of DPA and the DPA Investors to consummate the Closing under this Agreement are subject to satisfaction of the following conditions at or prior to the Closing:

          9.1  Representations and Warranties.  All representations and
               ------------------------------
warranties of IAMG and Campbell contained in this Agreement shall be true and correct as of the Closing Date.

          9.2  Instruments of Assignment.  As part of the Closing, each of the
               -------------------------
DPA Investors shall have received stock certificates, warrant certificates and duly executed stock powers from IAMG in such form as is necessary and sufficient to transfer to the DPA Investors the Common Stock and the Warrants in such amounts as set forth on Exhibit "A" attached hereto.

          9.3  Legal Action.  There shall not be pending or threatened any legal
               ------------
proceeding filed by any party seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain damages with respect thereto.

     10.  TERMINATION PRIOR TO CLOSING.
          ----------------------------

     Notwithstanding anything herein to the contrary, this Agreement may be terminated and abandoned at any time (a) on or prior to the Closing Date by the mutual agreement of IAMG, Campbell and DPA, acting for itself and on behalf of the DPA Investors, (b) by IAMG or Campbell on the Closing Date if any of the conditions specified in Section 8 of this Agreement shall not have been satisfied, or (c) by DPA, acting for itself and on behalf of the DPA Investors, if any of the conditions specified in Section 9 of this Agreement shall not have been satisfied.

     11.  MISCELLANEOUS.
          -------------

          11.1 Notices. Any and all notices permitted or required to be given
               -------
under this Agreement shall be deemed received 48 hours after deposit in the United States mail, postage prepaid, or registered or certified mail, return receipt requested, addressed as follows:

          IAMG:               International Asset Management Group, Inc.
                              1101 96th Street, Suite 505
                              Miami, Florida

          Campbell:           Campbell Capital Corp.
                              1111 Kane Concourse, Suite 505
                              Bay Harbour Islands, FL 33154

          DPA and DPA
          Investors:          Dental Practice Administrators, Inc.
                              12000 Biscayne Blvd., Suite 108
                              Miami, Florida 33181

     The address for the giving or receipt of any notice or payment by any of the above-mentioned parties may be changed by notice given in the aforesaid manner.

          11.2 Entire Agreement. This Agreement (including the Exhibits
               ----------------
attached hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties, both oral and written, with respect to such subject matter.

          11.3 Binding Effect; Assignment. This Agreement shall be binding
               --------------------------
upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns. None of the parties hereto may assign their interests or obligations hereunder without the prior written consent of the other parties.

          11.4 Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the laws of the State of Florida.

          11.5 Further Acts. The parties hereto agree that they will, at any
               ------------
time, and from time to time, after the Closing, upon the reasonable request of another party hereto, do, perform, execute, acknowledge and deliver all such other and further acts, assignments, transfers, conveyances, certificates and other assurances as may reasonably be required to effect and perfect the transactions contemplated hereby.

          11.6 Specific Performance. The parties acknowledge that monetary
               --------------------
damage may not be an adequate remedy to redress the breach by any party of the provisions of this Agreement, and, therefore, specific performance and other equitable remedies shall be available to any party seeking such remedies. Therefore, if any party hereto shall institute any action or proceeding to specifically enforce the provisions hereof or pursue any other equitable remedies the defendant(s) against whom such action is brought hereby waive the claim or defense therein that such party has an adequate remedy at law.

          11.7 Amendment. No amendment, modification or waiver of any provision
               ---------
of this Agreement shall be effective unless in writing, executed by the parties hereto.

          11.8 Counterparts. This Agreement may be executed in multiple
               ------------
counterparts, and all counterparts hereof so executed by the parties shall be deemed to be, and shall be construed as, one and the same agreement.

          11.9 Attorney's Fees. If any party hereto shall be required to
               ---------------
commence legal proceedings to enforce its rights under this Agreement, the prevailing party in any such proceedings shall be entitled to an award of all costs and expenses incurred in connection with such proceedings, including but not limited to reasonable attorney's fees, including fees incurred on appeal.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date(s) set forth below.

                                 CAMPBELL CAPITAL CORP.


                              By: /s/ Hershel Krasnow  July 10, 1996
                                  -------------------  -------------
                              Title: Director
                                     ----------------


                                 INTERNATIONAL ASSETS MANAGEMENT
                                   GROUP, INC.


                              By: /s/ Hershel Krasnow  July 10, 1996
                                  -------------------  -------------
                              Title: Director
                                     ----------------

                                 DENTAL PRACTICE ADMINISTRATORS, INC.


                              By: /s/ Paulo Dominguez  July 17, 1996
                                  -------------------  -------------
                              Title: Chief Executive Officer
                                     -----------------------



                          COUNTERPART SIGNATURE PAGES
                                     FOR
                             DPA INVESTORS FOLLOW

                                 SCHEDULE "A"

                                   CAMPBELL SECURITIES TO BE
                                   RECEIVED FROM IAMC

NAME                               SHARES                   WARRANTS
- ----                               ------                   --------
Paulo Dominguez                    665,500                  450,000

Nora Bazzano Dominguez             200,000                   50,000

Roger Prieto                       400,000                     0

Sujit (CJ) Shyam                   400,000                     0

Medical Specialist Health
Group, Inc.                        200,000                  150,000

MJD Trust                          190,000                     0

Joel Berger                         57,000                     0

BCS Transworld, Inc.               200,000                     0

Harold Blue                        187,000                     0

Synetics Research                  250,000                  250,000

Academic Investments               210,000                  110,000

First National Fund Corp.          210,000                  110,000

Joe Paterno                        210,000                  110,000

Sofia Caratala                     105,000                   27,500

The Ideal Group                    105,000                   82,500

Keith Kloor                        157,500                   82,500

Calvin Freedman                    157,500                   82,500

Manuel Taracido                    157,500                   82,500

Vilma Quintana                      78,750                   41,250

Carolina Sierra                     78,750                   41,250

Mortiz International Growth
Group, Inc.                        150,000                  150,000
                                 -----------              -----------

                                 4,370,000                1,820,000